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                                                                    Exhibit 23.1
[LETTERHEAD OF KPMG]



                              CONSENT OF KPMG LLP



The Board of Directors
SpeedFam-IPEC, Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 (No. 333-75965) and Form S-8 (Nos. 33-98026, 33-98566, 33-98568, 333-16891,
333-75969, 333-75967, and 333-75931) of SpeedFam-IPEC, Inc. of our reports dated June 27, 2000, relating to the consolidated balance sheets of SpeedFam-IPEC, Inc. and subsidiaries as of June 3, 2000 and May 31, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the three fiscal years in the period from June 1, 1997 to June 3, 2000, and related schedule, and our report dated June 27, 2000, relating to the consolidated balance sheets of SpeedFam-IPEC Co., Ltd. and subsidiaries as of April 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 30, 2000, which reports appear in the 2000 annual report on Form 10-K of SpeedFam-IPEC, Inc.


KPMG LLP

Chicago, Illinois
August 9, 2000